Free Writing Prospectus Registration Statement No. 333-131266 Dated August 12, 2008 Filed pursuant to Rule 433

MARKET VECTORS

1.888.MKT.VCTR

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Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a free copy of the prospectus by calling Van Eck Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from Morgan Stanley or any other dealer participating in this offer.

Van Eck Global SINCE 1955

Market Vectors Currency ETNs


EXCHANGE TRADED NOTES

How can you use Market Vectors ETNs as part of your investment program?

Currency ETNs

Single Exposure ETNs
- **Chinese Renminbi/USD ETN**
- **Indian Rupee/USD ETN**

Double Exposure ETNs
- **Double Long Euro ETN**
- **Double Short Euro ETN**

Frequently Asked Questions

- **What are Market Vectors Currency ETNs?**
- **What are Market Vectors Double Exposure ETNs?**
- **What are the advantages of exchange-traded notes?**
- **How do ETNs generate returns?**
- **Who is the issuer?**
  – Morgan Stanley is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. The credit ratings for Morgan Stanley's senior debt are A1 for Moody's and A+ for Standard & Poor's(3). Morgan Stanley's senior debt credit rating from S&P set forth above is on negative outlook.
- **How can you buy and sell Market Vectors ETNs?**
- **What are the risks of investing in ETNs?**

For individual investors and financial professionals alike, Market Vectors Currency ETNs provide an innovative, convenient way to trade, hedge or invest in dynamic world currency markets.

Features and Benefits

Convenient

easy access to major world currencies through a single securities transaction

Customized

customized tools to execute risk management strategies

Economical

cost-effective way to take directional positions on global currencies

(1)Please see the prospectus for complete information about investor fees. The
Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to the yearly investment fee times the principal amount of your
ETNs times the Index Factor on that day (or, if such day is not an index business day, the Index Factor on the immediately preceding an index business day) divided by 365. The Index Factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the underlying index on the inception date.

(2)Investors must make a request to redeem at least 50,000 units of the ETNs directly to the issuer, Morgan Stanley, subject to the procedures described in the relevant prospectus.

(3)The ETNs are not rated and offer no principal protection. Investors in the
ETNs are subject to the credit risk of the issuer, Morgan Stanley, for any amounts payable on the ETNs at maturity or
upon any earlier redemption.

The Market Vectors Currency ETNs are senior unsecured debt obligations of
Morgan Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their Market Vectors Currency ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the Market
Vectors Currency ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the amount of your initial investment in the Market Vectors
Currency ETNs at maturity or upon our earlier repurchase. In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors Currency ETNs.
Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

In the case of the Market Vectors Double Exposure ETNs (Double Long and Double
Short strategies), if the closing indicative value of the ETNs is less than or equal to $1.00 per ETN for any index business day, the maturity date of the
ETNs will be accelerated and the ETNs will return only a de minimis amount, or zero.

Market Vectors Currency ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

Market Vectors Currency ETNs are subject to significant risk of loss. Risks include exposure to: single currency exchange rates; differences between the currency forward contracts tracked by the underlying index and the official spot rate; changes in the volatility of the underlying index; changes in the currency markets during hours when the Market Vectors Currency ETNs are not trading; changes in interest rate levels; government intervention in the currency markets; geopolitical conditions and economic, financial, regulatory, political, judicial or other events that affect the foreign exchange markets;
and Morgan Stanley's creditworthiness.

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the Market Vectors Currency ETNs will vary and may be less than the amount of your initial investment at any time over the term of the ETNs.

Market Vectors Double Exposure ETNs are also subject to additional significant risks associated with leverage. Any movement in the spot exchange rate or any differential between short-term interest rates will have two times leveraged impact on the underlying index. Additional risks associated with Market Vectors
Double Exposure ETNs include adverse effects of interest rates on the index. In addition, the daily rebalancing of the index may dampen the positive effect or amplify the negative impact of currency movements on the index level.

"Standard & Poor's(R)," "S&P(R)," "S&P Chinese Renminbi Total Return Index" and
"S&P Indian Rupee Total Return Index" are trademarks of The McGraw-Hill
Companies, Inc. and have been licensed for use by Morgan Stanley. The Market
Vectors Currency ETNs are not sponsored, endorsed, sold or promoted by The
McGraw-Hill Companies, Inc., and The McGraw-Hill Companies, Inc. makes no representation regarding the advisability of investing in the Market Vectors
Currency ETNs.

Van Eck Securities Corporation is the exclusive marketer of the Market Vectors
Currency ETNs.

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MARKET VECTORS

Product Facts | Index Facts

1.888.MKT.VCTR

Market Vectors Chinese Renminbi/USD ETN (CNY)

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- Product Facts
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- Index Values and Returns
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Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a free copy of the prospectus by calling Van Eck Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from Morgan Stanley or any other dealer participating in this offer.

Van Eck Global SINCE 1955

MARKET VECTORS

Chinese Renminbi/ USD ETN

▶ CNY

Market Vectors Currency Exchange Traded Notes are senior, unsecured debt securities issued by **Morgan Stanley** that deliver exposure to the exchange rate of foreign currencies.

The Market Vectors-Chinese Renminbi/USD ETN seeks to track the performance of the **S&P Chinese Renminbi Total Return Index (SPCBCNY)**, less investor fees(1). Investors may trade the ETN on an exchange at market price or receive, at maturity or upon early redemption(2), a cash payment from the issuer based on Index performance, less investor fees(1).

Performance History

More Info

Month-End | Quarter-End

As of June 30, 2008

	LIFE*	1 MO	YTD	1 YR	5 YR†	10 YR†
INDEX (SPCBCNY)	-0.01%	0.98%	2.41%	6.56%	n.a.	n.a.
ETN (CNY)	-0.23%	0.94%	n.a.	n.a.	n.a.	n.a.

*Commencement date: March 14, 2008

†Annualized

The performance quoted represents historical performance and is not an indication that the return on the ETN or the underlying index is more or less likely to increase or decrease at any time during the term of the ETN. Index performance does not reflect investor fees(1). There can be no assurance that the future performance of the ETN or the index will result in holders of the ETN receiving a positive return on their investment. • ETN returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern Time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market returns do not account for brokerage commissions which will reduce actual returns. • For all periods prior to March 12, 2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by S&P using the same methodology as is currently employed for calculating the Index, based on historical data.

Associated Risks

Currency Risk
currency markets are volatile and can go up or down rapidly; ETNs offer no principal protection

Issuer Default Risk
not secured debt; subject to credit risk

Policy Risk
change in Chinese foreign exchange policy could cause drop in value

Non-Diversification Risk
susceptible to single market events

Tracking Risk
index may deviate substantially from the spot exchange rate

Product Details

Fact Sheet

TICKER	CNY
INTRADAY INDICATIVE VALUE[3]	CNYIV
Market Cap (8/11/2008)	65.3M
INCEPTION DATE	03/14/2008
MATURITY DATE	03/31/2020
YEARLY INVESTOR FEE[1]	0.55%
EXCHANGE	NYSE Arca

Features and Benefits

Easy Access
provides exposure to RMB market in the form of a single securities transaction

Major World Currency
participate in the currency of one of the world's largest and most important countries

Index Seeks to Track the Currency
achieved by currency forward contracts plus short term deposits

Issuer Details

ISSUER	Morgan Stanley
S&P RATING	A+
MOODY'S RATING	A1

The ETNs are not rated and offer no principal protection. Investors in the ETNs are subject to the credit risk of the issuer, Morgan Stanley, for any amounts payable on the ETNs at maturity or upon any earlier redemption. Morgan Stanley's senior debt credit rating from S&P set forth above is on negative outlook.

(1)The Investor Fee is equal to 0.55% times the principal amount of your ETNs, times the Index Factor, calculated on a daily basis in the following manner:
The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to the 0.55% times the principal amount of your ETNs times the Index Factor on that day (or, if such day is not an index business day, the
Index Factor on the immediately preceding an index businees day) divided by
365. The Index Factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

(2)Investors must make a request to redeem at least 50,000 units of the Market
Vectors-Chinese Renminbi/USD ETN directly to the issuer, Morgan Stanley, subject to the procedures described in the relevant prospectus.

(3)Intraday Indicative Values, calculated and published by Bloomberg or a successor under the respective ticker symbols listed on this page, are meant to approximate the intrinsic economic value of each ETN. Intraday Indicative
Values are for reference purposes only; not a price or quotation, or an offer or solicitation for purchase, sale, redemption, or termination. Intraday
Indicative Values do not reflect transaction costs, credit considerations, market liquidity, or bid-offer spreads. Actual trading prices of ETNs may differ from their Intraday Indicative Values.

The Market Vectors Currency ETNs are senior unsecured debt obligations of
Morgan Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their Market Vectors Currency ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the Market
Vectors Currency ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the stated principal amount of your Market Vectors Currency
ETNs at maturity or upon our earlier repurchase. In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors Currency ETNs. Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

Market Vectors Currency ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

Market Vectors-Chinese Renminbi/USD ETNs are subject to significant risk of loss. Risks include exposure to: a single, government-controlled currency exchange rate; differences between the currency forward contracts tracked by the underlying index and the official spot rate; changes in the volatility of the underlying index; changes in the currency markets during hours when the
Market Vectors Currency ETNs are not trading; changes in interest rate levels;
government intervention in the currency markets; geopolitical conditions and economic, financial, regulatory, political, judicial or other events that affect the foreign exchange markets; and Morgan Stanley's creditworthiness.

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the Market Vectors Currency ETNs will vary and may be less than the original issue price at any time over the term of the ETNs.

"Standard & Poor's([R])," "S&P([R])" and "S&P Chinese Renminbi Total Return
Index" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley. The ETNs are not sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc., and The McGraw-Hill Companies,
Inc. makes no representation regarding the advisability of investing in the
Market Vectors Currency ETNs.

Van Eck Securities Corporation is the exclusive marketer of the Market Vectors
Currency ETNs.

FEEDBACK | SITE MAP | LEGAL

MARKET VECTORS

Product Facts | Index Facts

1.888.MKT.VCTR

- Home
- Prices and Returns
- Product Facts
- Index Facts
- Index Values and Returns
- Literature
- Prospectuses
- How to Purchase
- In the News
- Request Literature
- Contact Us

Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a free copy of the prospectus by calling Van Eck Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from Morgan Stanley or any other dealer participating in this offer.

Van Eck Global
SINCE 1955

Market Vectors Indian Rupee/USD ETN (INR)


MARKET VECTORS
Indian Rupee/USD ETN
INR

Market Vectors Currency Exchange Traded Notes are senior, unsecured debt securities issued by **Morgan Stanley** that deliver exposure to the exchange rate of a specific foreign currency.

The Market Vectors-Indian Rupee/USD ETN seeks to track the performance of the **S&P Indian Rupee Total Return Index (SPCBINR),** less investor fees(1). Investors may trade the ETN on an exchange at market price or receive, at maturity or upon early redemption(2), a cash payment from the issuer based on Index performance, less investor fees(1).

Performance History

More Info

Month-End | Quarter-End

As of June 30, 2008

	LIFE*	1 MO	YTD	1 YR	5 YR†	10 YR†
INDEX (SPCBINR)	-4.72%	-2.22%	-6.76%	-0.13%	6.89%	n.a.
ETN (INR)	-4.65%	-1.85%	n.a.	n.a.	n.a.	n.a.

*Commencement date: March 14, 2008

†Annualized

The performance quoted represents historical performance and is not an indication that the return on the ETN or the underlying index is more or less likely to increase or decrease at any time during the term of the ETN. Index performance does not reflect investor fees(1). There can be no assurance that the future performance of the ETN or the index will result in holders of the ETN receiving a positive return on their investment. • ETN returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern Time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market returns do not account for brokerage commissions which will reduce actual returns. • For all periods prior to March 12, 2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by S&P using the same methodology as is currently employed for calculating the Index, based on historical data.

Associated Risks

Currency Risk
currency markets are volatile and can go up or down rapidly; ETNs offer no principal protection

Issuer Default Risk
not secured debt; subject to credit risk

Policy Risk
change in Indian foreign exchange policy could cause drop in value

Non-Diversification Risk
susceptible to single market events

Tracking Risk
index may deviate substantially from the spot exchange rate

Product Details

Fact Sheet

TICKER	INR
INTRADAY INDICATIVE VALUE[3]	INRIV
Market Cap (8/11/2008)	3.9M
INCEPTION DATE	03/14/2008
MATURITY DATE	03/31/2020
YEARLY INVESTOR FEE[1]	0.55%
EXCHANGE	NYSE Arca

Features and Benefits

Easy Access
provides exposure to rupee market in the form of a single securities transaction

Major World Currency
participate in the currency of one of the world's largest and most important countries

Index Seeks to Track the Currency
achieved by currency forward contracts plus short term deposits

Issuer Details

ISSUER	Morgan Stanley
S&P RATING	A+
MOODY'S RATING	A1

The ETNs are not rated and offer no principal protection. Investors in the ETNs are subject to the credit risk of the issuer, Morgan Stanley, for any amounts payable on the ETNs at maturity or upon any earlier redemption. Morgan Stanley's senior debt credit rating from S&P set forth above is on negative outlook.

(1)The Investor Fee is equal to 0.55% times the principal amount of your ETNs, times the Index Factor, calculated on a daily basis in the following manner:
The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to the 0.55% times the principal amount of your ETNs times the Index Factor on that day (or, if such day is not an index business day, the
Index Factor on the immediately preceding an index businees day) divided by
365. The Index Factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

(2)Investors must make a request to redeem at least 50,000 units of the Market
Vectors-Indi Rupee/USD ETN directly to the issuer, Morgan Stanley, subject to the procedures described in the an relevant prospectus.

(3)Intraday Indicative Values, calculated and published by Bloomberg or a successor under the respective ticker symbols listed on this page, are meant to approximate the intrinsic economic value of each ETN. Intraday Indicative
Values are for reference purposes only; not a price or quotation, or an offer or solicitation for purchase, sale, redemption, or termination. Intraday
Indicative Values do not reflect transaction costs, credit consideratio market liquidity, or bid-offer spreads. Actual trading prices of ETNs may differ from their ns, Intraday Indicative Values.

The Market Vectors Currency ETNs are senior unsecured debt obligations of
Morgan Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their Market Vectors Currency ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the Market
Vectors Currency ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the stated principal amount of your Market Vectors Currency
ETNs at maturity or upon our earlier repurchase. In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors Currency ETNs. Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

Market Vectors Currency ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

Market Vectors Indian Rupee/USD ETNs are subject to significant risk of loss.
Risks include exposure to: a single currency exchange rate; differences between the currency forward contracts tracked by the underlying index and the official spot rate; changes in the volatility of the underlying index; changes in the currency markets during hours when the Market Vectors Currency ETNs are not trading; changes in interest rate levels; government intervention in the currency markets; geopolitical conditions and economical, financial, regulatory, political, judicial or other events that affect the foreign exchange markets; and Morgan Stanley's creditworthi

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, ness.
participatio of speculators and government regulation and intervention As a result, the market value of the Market Vectors Currency ETNs will vary and may be less n than the original issue price at any time over the term of the ETNs.

"Standard & Poor's(R)," "S&P(R)" and "S&P Indian Rupee Total Retrn Index" are
trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by
Morgan Stanley. The Market Vectors Currency ETNs are not sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc., and The McGraw-Hill
Companies, Inc. makes no representati regarding the advisability of investing in the Market Vectors Currency ETNs.

Van Eck Securities Corporation is the exclusive on marketer of the Market
Vectors Currency ETNs.

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MARKET VECTORS

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Market Vectors Double Long Euro ETN (URR)

- Home
- Prices and Returns
- Product Facts
- Index Facts
- Index Values and Returns
- Literature
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- How to Purchase
- In the News
- Request Literature
- Contact Us

Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a free copy of the prospectus by calling Van Eck Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from Morgan Stanley or any other dealer participating in this offer.

Van Eck Global SINCE 1955

MARKET VECTORS

Double Long Euro ETN

▶URR

Market Vectors Currency Exchange-Traded Notes are senior, unsecured debt securities issued by **Morgan Stanley** that deliver exposure to the exchange rate of foreign currencies.

The Market Vectors-Double Long Euro ETN seeks to track the performance of the **Double Long Euro Index (DLONGEUR),** less investor fees(1).

As the Index is two-times leveraged, for every 1% strengthening of the euro relative to the U.S. dollar, the level of the Index will generally increase by 2%, while for every 1% weakening of the euro relative to the U.S. dollar, the Index will generally decrease by 2%.

Investors may trade the ETN on an exchange at market price or receive, at maturity (including upon acceleration of the ETNs) or upon early redemption(2), a cash payment from the issuer based on Index performance, less investor fees(1).

Performance History

More Info

Month-End | Quarter-End

As of June 30, 2008

	LIFE*	1 MO	YTD	1 YR	5 YR†	10 YR†
INDEX (DLONGEUR)	3.59%	2.82%	18.94%	39.85%	15.18%	n.a.
ETN (URR)	3.40%	3.19%	n.a.	n.a.	n.a.	n.a.

*Commencement date: May 6, 2008

†Annualized

The performance quoted represents historical performance and is not an indication that the return on the ETN or the underlying index is more or less likely to increase or decrease at any time during the term of the ETN. Index performance does not reflect investor fees(1). There can be no assurance that the future performance of the ETN or the index will result in holders of the ETN receiving a positive return on their investment. • ETN returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern Time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market returns do not account for brokerage commissions which will reduce actual returns. • For all periods prior to May 1, 2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by Morgan Stanley using the same methodology as is currently employed for calculating the Index, based on historical data.

Associated Risks

Leverage Risk
2X leverage will magnify losses as well as gains

Currency Risk
currency markets are volatile and can go up or down rapidly; ETNs offer no principal protection

Issuer Default Risk
not secured debt; subject to credit risk

Non-Diversification Risk
susceptible to single market events

Tracking Risk
high volatility and effects of interest rates in the US and Europe may cause Index return to deviate from a 2X leveraged long exposure to the spot exchange rate

Product Details

Fact Sheet

TICKER	URR
INTRADAY INDICATIVE VALUE[3]	URRIV
Market Cap (8/11/2008)	3.8M
INCEPTION DATE	05/06/2008
MATURITY DATE	04/30/2020
YEARLY INVESTOR FEE[1]	0.65%
EXCHANGE	NYSE Arca

Features and Benefits

2X Long Exposure
designed to double any appreciation of the euro (investors are also exposed to 2X any depreciation)

Efficient
express a leveraged bullish view on the euro in a single securities transaction

Leverage Reset Daily
index provides 2X leveraged long exposure to the value of the euro, reset daily

Issuer Details

ISSUER	Morgan Stanley
S&P RATING	A+
MOODY'S RATING	A1

The ETNs are not rated and offer no principal protection. Investors in the ETNs are subject to the credit risk of the issuer, Morgan Stanley, for any amounts payable on the ETNs at maturity or upon any earlier redemption. Morgan Stanley's senior debt credit rating from S&P set forth above is on negative outlook.

(1)The Investor Fee is equal to 0.65% times the principal amount of your ETNs, times the Index Factor, calculated on a daily basis in the following manner:
The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to the 0.65% times the principal amount of your ETNs times the Index Factor on that day (or, if such day is not an index business day, the
Index Factor on the immediately preceding an index business day) divided by
365. The Index Factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

(2)Investors must make a request to redeem at least 50,000 units of the Market
Vectors-Doub Long Euro ETN directly to the issuer, Morgan Stanley, subject to the procedures described in the le relevant prospectus.

(3)Intraday Indicative Values, calculated and published by Bloomberg or a successor under the ticker symbol listed on this page, are meant to approximate the intrinsic economic value of each ETN. Intraday Indicative Values are for reference purposes only; not a price or quotation, or an offer or solicitation for purchase, sale, redemption, or termination. Intraday Indicative Values do not reflect transaction costs, credit consideratio market liquidity, or bid-offer spreads. Actual trading prices of ETNs may differ from their ns,
Intraday Indicative Values.

The Market Vectors Currency ETNs are senior unsecured debt obligations of
Morgan Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their Market Vectors Currency ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the Market
Vectors Currency ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the amount of your initial investment in the Market Vectors
Currency ETNs at maturity or upon our earlier repurchase. In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors Currency ETNs.
Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

If the closing indicative value of the ETNs is less than or equal to $1.00 per
ETN for any index business day, the maturity date of the ETNs will be accelerated and the ETNs will return only a de minimis amount, or zero.

Market Vector Currency ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

Market Vectors-Double Long Euro ETNs are subject to significant risk of loss.
Risks include leveraged exposure to: single currency exchange rates; changes in the volatility of the underlying index; changes in the currency markets during hours when the Market Vectors Currency ETNs are not trading; changes in interest rate levels; government intervention in the currency markets;
geopolitical conditions and economic, financial, regulatory, political, judicial or other events that affect the foreign exchange markets; and Morgan
Stanley's creditworthiness. Interest rates will also impact the level of the index, which will be adversely affected if the interest rate on U.S. dollars is greater than the interest rate on euros at any time during the term of the ETNs and this interest rate differential is not offset by movements in the spot exchange rate. In addition, the daily rebalancing of the index may dampen the positive effect on the index level of increases in the euro's value relative to the U.S. dollar, or it may amplify the negative impact on the index level of decreases in the euro's value relative to the U.S. dollar.

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the Market Vectors Currency ETNs will vary and may be less than the amount of your initial investment at any time over the term of the ETNs.

Leveraged investment strategies involve additional significant risk. Any movement in the spot exchange rate or any differential between short term interest rates will have a two times leveraged impact on the index.

Van Eck Securities Corporation is the exclusive marketer of the Market Vectors
Currency ETNs.

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MARKET VECTORS

1.888.MKT.VCTR

Product Facts | Index Facts

Market Vectors Double Short Euro ETN (DRR)

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Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Morgan Stanley has filed with the SEC for more complete information about the issuer and the offering of the Market Vectors Currency ETNs. You may get these documents for free by clicking here or EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request a free copy of the prospectus by calling Van Eck Securities Corporation at 1.888.MKT.VCTR; you may also request a copy from Morgan Stanley or any other dealer participating in this offer.

Van Eck Global SINCE 1955

MARKET VECTORS

Double Short Euro ETN

▷ DRR

Market Vectors Currency Exchange-Traded Notes are senior, unsecured debt securities issued by **Morgan Stanley** that deliver exposure to the exchange rate of foreign currencies.

The Market Vectors-Double Short Euro ETN seeks to track the performance of the **Double Short Euro Index (DSHRTEUR)**, less investor fees(1).

As the Index is two-times leveraged, for every 1% weakening of the euro relative to the U.S. dollar, the level of the Index will generally increase by 2%, while for every 1% strengthening of the euro relative to the U.S. dollar, the Index will generally decrease by 2%.

Investors may trade the ETN on an exchange at market price or receive, at maturity (including upon acceleration of the ETNs) or upon early redemption(2), a cash payment from the issuer based on Index performance, less investor fees(1).

Performance History

More Info

Month-End | Quarter-End

As of June 30, 2008

	LIFE*	1 MO	YTD	1 YR	5 YR†	10 YR†
INDEX (DSHRTEUR)	-3.35%	-2.69%	-14.81%	-24.53%	-9.82%	n.a.
ETN (DRR)	-3.28%	-2.81%	n.a.	n.a.	n.a.	n.a.

*Commencement date: May 6, 2008

†Annualized

The performance quoted represents historical performance and is not an indication that the return on the ETN or the underlying index is more or less likely to increase or decrease at any time during the term of the ETN. Index performance does not reflect investor fees(1). There can be no assurance that the future performance of the ETN or the index will result in holders of the ETN receiving a positive return on their investment. • ETN returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern Time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market returns do not account for brokerage commissions which will reduce actual returns. • For all periods prior to May 1, 2008 (the date S&P began publication of the Index), the closing value of the Index used in this table are hypothetical values retrospectively calculated by Morgan Stanley using the same methodology as is currently employed for calculating the Index, based on historical data.

Associated Risks

Leverage Risk
2X leverage will magnify losses as well as gains

Currency Risk
currency markets are volatile and can go up or down rapidly; ETNs offer no principal protection

Issuer Default Risk
not secured debt; subject to credit risk

Non-Diversification Risk
susceptible to single market events

Tracking Risk
high volatility and effects of interest rates in the US and Europe may cause Index return to deviate from a 2X leveraged short exposure to the spot exchange rate

Product Details

Fact Sheet

TICKER	DRR
INTRADAY INDICATIVE VALUE[3]	DRRIV
Market Cap (8/11/2008)	25.7M
INCEPTION DATE	05/06/2008
MATURITY DATE	04/30/2020
YEARLY INVESTOR FEE[1]	0.65%
EXCHANGE	NYSE Arca

Features and Benefits

2X Short Exposure
designed to double short position gains on a depreciating euro (investors are also exposed to 2X short position losses on an appreciating euro)

Efficient
express a leveraged bearish view on the euro in a single securities transaction

Leverage Reset Daily
index provides 2X leveraged short exposure to the value of the euro, reset daily

Issuer Details

ISSUER	Morgan Stanley
S&P RATING	A+
MOODY'S RATING	A1

The ETNs are not rated and offer no principal protection. Investors in the ETNs are subject to the credit risk of the issuer, Morgan Stanley, for any amounts payable on the ETNs at maturity or upon any earlier redemption. Morgan Stanley's senior debt credit rating from S&P set forth above is on negative outlook.

(1)The Investor Fee is equal to 0.65% times the principal amount of your ETNs, times the Index Factor, calculated on a daily basis in the following manner:
The Investor Fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the Investor Fee will increase by an amount equal to the 0.65% times the principal amount of your ETNs times the Index Factor on that day (or, if such day is not an index business day, the
Index Factor on the immediately preceding an index business day) divided by
365. The Index Factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date.

(2)Investors must make a request to redeem at least 50,000 units of the Market
Vectors-Double Short Euro ETN directly to the issuer, Morgan Stanley, subject to the procedures described in the relevant prospectus.

(3)Intraday Indicative Values, calculated and published by Bloomberg or a successor under the ticker symbol listed on this page, are meant to approximate the intrinsic economic value of each ETN. Intraday Indicative Values are for reference purposes only; not a price or quotation, or an offer or solicitation for purchase, sale, redemption, or termination. Intraday Indicative Values do not reflect transaction costs, credit considerations, market liquidity, or bid-offer spreads. Actual trading prices of ETNs may differ from their Intraday
Indicative Values.

The Market Vectors Currency ETNs are senior unsecured debt obligations of
Morgan Stanley that do not pay interest or guarantee the return of principal.

The amount investors will be paid on their Market Vectors Currency ETNs at maturity or on any earlier repurchase date will depend on the index closing value of the underlying index on the applicable valuation date(s) and on the amount of investor fees that will have accumulated with respect to the Market
Vectors Currency ETNs. Because the investor fees reduce the amount of payment you may receive at maturity or upon any earlier repurchase, the level of the underlying index on the applicable valuation date(s) must increase sufficiently to compensate for the deduction of the investor fees in order for you to receive at least the amount of your initial investment in the Market Vectors
Currency ETNs at maturity or upon our earlier repurchase. In order to require the issuer to repurchase the Market Vectors Currency ETNs, investors must make the request with respect to at least 50,000 Market Vectors Currency ETNs.
Depending on the index level on the applicable valuation date(s), investors could lose a substantial portion or even all of their investment.

If the closing indicative value of the ETNs is less than or equal to $1.00 per
ETN for any index business day, the maturity date of the ETNs will be ccelerated and the ETNs will return only a de minimis amount, or zero.

Market Vectors Currency ETNs can be bought and sold through your broker at any time and will be subject to brokerage commissions.

Market Vectors-Double Short Euro ETNs are subject to significant risk of loss.
Risks include leveraged exposure to: single currency exchange rates; changes in the volatility of the underlying index; changes in the currency markets during hours when the Market Vectors Currency ETNs are not trading; changes in interest rate levels; government intervention in the currency markets;
geopolitical conditions and economic, financial, regulatory, political, judicial or other events that affect the foreign exchange markets; and Morgan
Stanley's creditworthiness. Interest rates will also impact the level of the index, which will be adversely affected if the interest rate on euros is greater than the interest rate on U.S. dollars at any time during the term of the ETNs and this interest rate differential is not offset by movements in the spot exchange rate. In addition, the daily rebalancing of the index may dampen the positive effect on the index level of decreases in the euro's value relative to the U.S. dollar, or it may amplify the negative impact on the index level of increases in the euro's value relative to the U.S. dollar.

In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention. As a result, the market value of the Market Vectors Currency ETNs will vary and may be less than the amount of your initial investment at any time over the term of the ETNs.

Leveraged investment strategies involve additional significant risk. Any movement in the spot exchange rate or any differential between short term interest rates will have a two times leveraged impact on the index.

Van Eck Securities Corporation is the exclusive marketer of the Market Vectors
Currency ETNs.

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